Report of Independent Auditors
To the Shareholders and Board of Directors of The Chapman Funds, Inc.In planning and performing our audits of the financial statements of the Chapman Funds, Inc. for the year ended October 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply
 with the requirements of Form N-SAR,
not to provide assurance on internal control.
The management of the Funds is responsible
 for establishing and maintaining
internal control.  In fulfilling this
 responsibility, estimates and judgments
 by management are required to assess the expected benefits and related costs of controls.  Generally, controls that
are relevant to an audit pertain to the
entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with
 accounting principles generally accepted in the United States. Those controls include the safeguarding of assets
against unauthorized acquisition, use,
 or disposition.Because of inherent
limitations in internal control,
error or fraud may occur and not be
detected.  Also, projection of any
evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of
the design and operation may
deteriorate.Our consideration of
internal control would not necessarily
disclose all matters in internal control that might be material weaknesses under standards established by the
 American Institute of Certified Public
Accountants. A material weakness is
a condition in which the design or
 operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by
 error or fraud in amounts that would
be material in relation to the
financial statements being audited
 may occur and not be detected within
a timely period by employees in the
normal course of performing their
 assigned functions.  However, we noted
no matters involving internal
control and its operation, including
controls for safeguarding securities,
 that we consider to be material weaknesses as defined above as of
 October 31, 2002.This report is
intended solely for the information
and use of management and the Board
of Directors of the Funds and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.

ERNST & YOUNG LLP
Philadelphia, Pennsylvania
December 13, 2002